UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011

PALMETTO BANCSHARES, INC.

(Exact Name of Registrant As Specified in Its Charter)

South Carolina	0-26016	74-2235055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

306 East North Street, Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

(800) 725-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported on October 7, 2010, Palmetto Bancshares, Inc. (the “Company”) completed a private placement of its common stock to CapGen Capital Group V LP, Patriot Financial Partners, L.P. and certain additional institutional investors (the “Institutional Investors”) and a limited number of other accredited or sophisticated investors in which the Company sold 39,975,980 shares of its common stock at $2.60 per share for gross proceeds of $103.9 million (the “Private Placement”).

As contemplated by the Private Placement and in accordance with the previously filed Stock Purchase Agreement dated as of May 25, 2010 (as amended by Amendment No. 1 dated as of June 8, 2010 and Amendment No. 2 dated as of September 22, 2010, the “Stock Purchase Agreement”), the Company conducted a public offering of up to $10 million of shares of its common stock at $2.60 per share solely to the Company’s shareholders as of October 6, 2010 (the “Follow-On Offering”).

As previously reported, on January 3, 2011, the Company completed the Follow-On Offering pursuant to which the Company received and accepted $3.2 million of proceeds and issued 1,230,029 shares of its common stock to such shareholders. In accordance with the Stock Purchase Agreement, a number of shares equal to the number of shares not subscribed for in the Follow-On Offering (the “Excess Shares”) were made available to the Institutional Investors in a private placement (the “Institutional Shareholders Offering”). On January 28, 2011, the Company completed the Institutional Shareholders Offering pursuant to which the Institutional Investors subscribed to 2,616,124 shares of the Company’s common stock at $2.60 per share for an aggregate purchase price of $6.8 million. In connection with the Institutional Shareholders Offering, the Company entered into a subscription agreement with each Institutional Investor participating in the Institutional Shareholders Offering, the form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Institutional Shareholders Offering was conducted in reliance on the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. Each of the participating Institutional Investors represented to the Company that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act, or otherwise eligible to participate in the offering. The Excess Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:	/s/ Samuel L. Erwin
Name:	Samuel L. Erwin
Title:	Chief Executive Officer

Date: February 3, 2011

Exhibit Index

Exhibit No.	Exhibit

10.1	Form of Subscription Agreement.

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